Exhibit 10.8(c)

SECOND AMENDMENT TO
AMENDED AND RESTATED MANAGEMENT AGREEMENT

         This SECOND AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Amendment”) is entered into as of January 1, 2002, by and between CHARTER COMMUNICATIONS OPERATING, LLC, a Delaware limited liability Company (“Charter Operating”), and CHARTER COMMUNICATIONS, INC., a Delaware corporation (“CCI”). Capitalized and other terms used herein that are not defined herein shall have the meanings ascribed to them in the Management Agreement (as defined below).

RECITALS

         WHEREAS, Charter Investment, Inc. (formerly known as Charter Communications, Inc.) (“Investment”) and Charter Operating entered into an Amended and Restated Management Agreement dated as of March 17, 1999 (as amended from time to time, the “Management Agreement”) under which Investment provided management services to Charter Operating and its subsidiaries, including Charter-LaGrange, L.L.C.;

         WHEREAS, in connection with an initial offering of CCI stock, the parties to the Management Agreement amended such agreement so that CCI acquired all of Investment’s right, title and interest under the Management Agreement and assumed all of Investment’s obligations and liabilities under the Management Agreement;

         WHEREAS, Charter-LaGrange, L.L.C. is party to that certain Management Agreement, dated as of August 4, 1998, between it and Charter Communications, L.P., pursuant to which Charter Communications, L.P. provides management services to Charter-LaGrange, L.L.C.;

         WHEREAS, the parties to the Management Agreement wish to amend the Management Agreement to provide that CCI shall provide management services to Charter Operating and all of its subsidiaries, except Charter-LaGrange, L.L.C. (the “Proposed Amendment”);

         WHEREAS, Section 8 of the Management Agreement provides that such agreement can only be amended in accordance with the Credit Agreement;

         WHEREAS, Section 7.8(d) of the Credit Agreement provides that the Management Agreement may only be amended if such amendment (i) (x) would extend the due date or reduce the amount of any payment under the Management Agreement or (y) does not adversely affect the interests of the Lenders (as defined in the Credit Agreement) and (ii) does not involve the payment of a consent fee; and

         WHEREAS, the Proposed Amendment is otherwise permitted by Section 7.8(d) of the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.     Part A of the recitals of the Management Agreement is hereby deleted in its entirety and replaced with the following:

“A. The Company desires to retain the Manager to manage and operate the cable television systems now owned or hereafter acquired by the Company and all of its subsidiaries, except those owned or hereafter acquired by Charter-LaGrange, L.L.C. (and its assignees and/or successors in interest) (the “Cable Systems”).”

         2.     Governing Law. This Amendment and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principles thereof.

         3.     Other Provisions of Management Agreement. Notwithstanding any of the foregoing, the parties hereto acknowledge that the Management Agreement (as amended) is being modified only as stated herein, and agree that nothing else in the Management Agreement (as amended) shall be affected by this Amendment.

         4.     Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers and representatives thereunto duly authorized.

CHARTER COMMUNICATIONS, OPERATING, LLC

By:	/s/ Marcy Lifton

Title: Assistant Secretary

CHARTER COMMUNICATIONS, INC.

By:	/s/ Marcy Lifton

Title: Assistant Secretary